Exhibit 99.1

G - III Public Lender Presentation September 2016

Disclaimer / Forward Looking Statements

G-III Apparel Group, Ltd. (together with its direct and indirect subsidiaries, "G-III") has represented that the information contained in this presentation is either (i) publicly available, or (ii) is not material non-public information (within the meaning of the United States federal and state securities laws) concerning G-III, its affiliates or any securities of any of the foregoing ("Public Side Information"; and any information that is not Public Side Information being referred to as "Private Side Information").

The recipient of this presentation has stated that it does not wish to receive Private Side Information and acknowledges that other lenders or potential lenders have or may have received a presentation and other evaluation material that contains additional information with respect to G-III or its securities that may be material. Notwithstanding the recipient's desire to abstain from receiving Private Side Information and G-III's representation that there is no Private Side Information in this presentation, the recipient acknowledges that (1) certain of the individuals listed as contacts in this presentation may be in receipt of Private Side Information or otherwise have access to information that is provided to lenders or potential lenders who desire to receive Private Side Information and that if the recipient chooses to communicate with any such individuals the recipient assumes the risk of receiving Private Side Information, (2) information obtained as a result of becoming a lender may include Private Side Information, and (3) it expressly agrees to maintain the confidentiality of the material and information contained or accompanying this presentation and to use the presentation in accordance with its compliance policies, contractual obligations and applicable law, including federal and state securities laws and agrees it is restricted in trading in securities of G-III.

This presentation does not purport to contain all of the information that may be required by the recipients to evaluate G-III and a potential transaction involving G-III and the recipients should rely on their own independent analysis and should seek their own legal, accounting and other relevant professional advice to assess the accuracy and completeness of the presentation. Acceptance of this presentation further constitutes your acknowledgement and agreement that none of G-III and its affiliates and its and its affiliates' directors, officers, employees, partners, shareholders, controlling persons, agents or advisers (collectively, its "Representatives") (i) makes any express or implied representation or warranty as to, or in relation to, the accuracy or completeness of the information contained in this presentation, errors therein or omissions therefrom or any other written or oral communication transmitted to any interested party in the course of its evaluation of G-III or the potential transaction involving G-III or (ii) shall have any liability to the recipients or their respective Representatives relating to or arising from the information contained in this presentation, errors therein or omissions therefrom, or any other written or oral communication transmitted to any interested party in the course of its evaluation of G-III or the potential transaction involving G-III.

Forward Looking Statements

The following information contains, or may be deemed to contain, "forward-looking statements" (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Most forward-looking statements contain words that identify them as forward-looking, such as "may", "plan", "seek", "will", "expect", "intend", "aim", "estimate", "target", "anticipate", "believe", "objectives", "outlook", "guidance", "project", "opportunity", "target", "goal", "growing", and "continue" or other words that relate to future events, as opposed to past or current events and include statements regarding G-III's plans, strategies, objectives, targets and expected financial performance. By their nature, forward-looking statements are not statements of historical facts and involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These statements give G-III's current expectation of future events or its future performance and do not relate directly to historical or current events or G-III's historical or future performance. As such, G-III's future results may vary from any expectations or goals expressed in, or implied by, the forward-looking statements. In addition, since the financial projections and forecasts, over multiple years, such information by its nature becomes less reliable with each successive year included in this presentation, possibly to a material degree.

G-III cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and G-III and its Representatives undertakes no obligation to update add to or otherwise revise or correct any of the information contained or revise publicly any such forward-looking statements, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise. In particular, G-III cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities, long-term financial goals or the value we currently ascribe to certain tax attributes set forth herein. Actual results may vary significantly from these statements.

G-III's business is subject to numerous known and unknown risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein.

This presentation includes financial measures not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may exclude items that are significant in understanding and assessing the Company's financial results. Management believes that these non-GAAP financial measures provide useful supplemental information to management and investors regarding the underlying performance of the Company's business operations and are more indicative of core operating results as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the Company's business. Investors and potential investors should not consider these non-GAAP financial measures in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance and are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures attached to this presentation

Note: Annual financials are presented on a fiscal year basis – 2015 refers the annual period ended January 31, 2016

1

GIII

Presenters Morris Goldfarb Chief Executive Officer, President and Chairman of the Board Wayne Miller Chief Operating Officer Neal Nackman Chief Financial Officer 2

Agenda 1. Transaction Overview: Barclays 2. G - III Company Overview: Morris Goldfarb 3. G - III Credit Highlights: Wayne Miller 4. Strategic Rationale: Wayne Miller 5. Financial Overview: Neal Nackman 6. Syndication Overview: Barclays 7. Appendix

Transaction Overview

Transaction Overview Transaction G - III Apparel Group, Ltd. (“G - III” or the "Company") (NASDAQ: GIII) is a leading designer, manufacturer and marketer of an extensive range of apparel and accessories On July 25, 2016, G - III announced that it had entered into an agreement to acquire Donna Karan International, Inc. (“Donna Karan” or “DKI”), parent of the Donna Karan and DKNY brands, from LVMH Moët Hennessy Louis Vuitton (“LVMH”) (LVMH.PA) for an enterprise value of $650mm, subject to certain adjustments at closing Donna Karan is a true global powerhouse brand with one of the world’s most iconic portfolios of fashion brands, including Donna Karan, DKNY and DKNY Jeans Donna Karan is projected to generate ~$300 million of revenue in 2016 through its design, sourcing, marketing and distribution of men’s and women’s apparel and accessories collections Financing Overview The acquisition is expected to be financed through: $650mm ABL Revolver, with $220mm drawn $350mm 6 - year Term Loan $75mm 6 ½ - year Seller Note $75mm of newly issued G - III common equity to LVMH Pro forma for the transaction , Total Net Leverage will be 3.1x, based on LTM Q2 2016 PF Adj. EBITDA The Transaction is subject to satisfaction of regulatory approvals and certain closing conditions Timing The Transaction is expected to close in late 2016 or early 2017 , subject to the receipt of Donna Karan audited financials, regulatory approvals, and certain closing conditions 3

Sources & Uses and Pro Forma Capitalization

Sources & Uses

($ in millions)

Sources:	$	%
$650 ABL Revolver	$220	30.6%
Term Loan	350	48.6%
Seller Note	75	10.4%
G-III Equity	75	10.4%
Total Sources	**$720**	**100.0%**

Uses:	$	%
Purchase Price	$650	90.2%
338(h)(10) Tax Election	33	4.6%
Financing Fees & OID	22	3.0%
Legal & Other Transaction Fees	15	2.1%
Total Uses	**$720**	**100.0%**

Pro Forma Capitalization

($ in millions)

	Q2 LTM (7/31/16) Metrics				Avg. ABL [1]
	G-III	DKI	Adj.	Pro Forma	Pro Forma
Cash	$20	-	-	$20	$82
Existing Revolver Draw	$0	-	($0)	-	-
New $650 ABL Revolver	-	-	220	220	263
New Term Loan	-	-	350	350	350
New Jr. Secured LVMH Seller Note	-	-	75	75	75
Total Debt	**$0**	**-**	**$645**	**$645**	**$688**
Operating Metrics					
Adj. EBITDA [2]	$185	($9)	-	$175	$175
Synergies [3]	-	-	8	8	8
Stock Based Compensation	17	-	-	17	17
Pro Forma Adj. EBITDA	**$202**	**($9)**	**$8**	**$200**	**$200**
Rent Expense [4]	81	27	-	108	108
Cash Interest Expense	5	-	27	32	32
Capital Expenditures	41	13	-	54	54
Leverage Statistics					
Net Senior Secured Debt / PF Adj. EBITDA	NM	0.0x		2.7x	2.7x
Senior Secured Debt / PF Adj. EBITDA	**0.0x**	**0.0x**		**2.8x**	**3.1x**
Net Debt / PF Adj. EBITDA	NM	0.0x		3.1x	3.0x
Total Debt / PF Adj. EBITDA	**0.0x**	**0.0x**		**3.2x**	**3.4x**
Adj. Net Debt / PF Adj. EBITDAR (6x Rent)	*1.6x*	*NM*		*4.1x*	*4.1x*
Adj. Total Debt / PF Adj. EBITDAR (6x Rent)	***1.7x***	***NM***		***4.2x***	***4.3x***
Coverage Statistics					
PF Adj. EBITDA / Net Cash Interest Expense	40.4x	NA		6.3x	6.3x
(PF Adj. EBITDA - Capex) / Net Cash Interest Expense	32.1x	NA		4.6x	4.6x
PF Adj. EBITDAR / Net Cash Interest Expense	56.5x	NA		9.7x	9.7x

Source: Company filings and management info.

1. *Reflects average cash balance and ABL draw of the last four quarters and LTM Q2 7/31/16 operating data.*
2. *Reflects pro forma adjustments to DKI LTM Q2 Adj. EBITDA as of 6/30/16, per G-III diligence.*
3. *Reflects preliminary pro forma cost savings relating to corporate and retail employee cost savings. Amounts to be finalized.*
4. *DKI estimated rent expense pro forma for stores to be closed by year end 2016.*

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GIII

Key Credit Highlights & Strategic Rationale

Credit Highlights

1. Broad portfolio of Company owned brands and recognized brands through exceptional relationships with licensors
2. Proven ability to grow both existing and new categories for brands, including Calvin Klein, Tommy Hilfiger, Karl Lagerfeld and others
3. Longstanding, mutually beneficial relationships with retail customers across a diversified distribution base
4. Superior design, sourcing and quality control
5. Strong historical business performance
6. Demonstrated track record of acquiring, managing, and integrating businesses to deliver growth
7. Conservative financial policies
8. Experienced management team

Strategic Rationale

1. Own a powerful iconic global brand
2. Leverage sourcing and supply chain experience to grow brands via category expansion as a best-in-class U.S. wholesaler
3. Considerable growth opportunities across channels and categories, both in the U.S. and key markets worldwide
4. Significant operating margin opportunities at DKI; expected to be accretive to earnings in year 2

Fits squarely into G-III's stated strategy to diversify and expand its business to further drive long-term shareholder value

5

G - III Company Overview

G-III: A 60-Year History

G-III has transformed its business from a niche outerwear manufacturer to a leading apparel designer and marketer with ~$2.5 billion in sales

1950s | 1970s & 1980s | 2000s | 2010s | 2016



DKNY

Founding

1956

Founded by Aron Goldfarb in New York City as a leather outerwear company

Growth & IPO

1974

Morris Goldfarb joined G-III as Chief Executive Officer and spearheaded the expansion of the Company's international sourcing capabilities, becoming one of the first companies to import outerwear from South Korea

1989

Became publicly traded on NASDAQ

Acquisition of CK License and Other Outerwear / Dress Brands

2005

MARVIN RICHARDS / Calvin Klein

WINLIT / GUESS

Acquired Marvin Richards and Winlit, beginning the Calvin Klein and Guess license partnerships and consolidating G-III with two of its largest competitors

2007

Eliza J

Jessica Howard

Added to its dress portfolio with its acquisition of Jessica Howard and Eliza J

2008

ANDREW MARC

Purchased Andrew Marc, a nationally recognized outerwear company, distributed through high-end department stores as well as clubs – brand has grown to become one of Costco's largest brands. With this acquisition, G-III became a licensor for the first time

WILSONS LEATHER

Acquired Wilsons Leather retail outlet chain, which now includes 189 stores

Portfolio & Category Growth

2012

VILEBREQUIN

Acquired Vilebrequin, a pre-eminent global brand offering status swimwear, resort wear and related accessories

IVANKA TRUMP

Signed license for Ivanka Trump brand to develop sportswear, dresses, suits, suit separates, sleepwear, active wear, jeanswear and intimates

2013

G.H. BASS & CO. Bass

Acquired G.H. Bass, a heritage brand that produces footwear, apparel and accessories, and also operates 163 retail outlet stores

2015

KARL LAGERFELD

Entered into a joint venture with Karl Lagerfeld Group; acquired 49% ownership in the North American JV

Signed master license agreement for all women's apparel, shoes and accessories

Transformation

2016

DONNA KARAN NEW YORK

Announced agreement to acquire Donna Karan International for $650mm

KARL LAGERFELD

Expanded Karl Lagerfeld Group partnership through the acquisition of a ~19% minority interest in the parent entity

TOMMY HILFIGER

Expanded license for Tommy Hilfiger to include women's sportswear, suit separates, performance and denim in the U.S. and Canada

6

GIII

G - III: 2015 Snapshot Retail Wholesale Net Sales: $514mm # of Brands: 4 Licensed Owned Brands Royalties Net Sales: $1,950mm (1) # of Fashion Brands: 17 # of Team Sport Brands: 9 # of Brands: 11 # of Brands: 4 ___________________________ 1. Reflects net sales before intercompany eliminations. 7

Overview of Wholesale Business

Segment Description

- Includes sales from products licensed by the Company from third parties, proprietary brands and private labels
- Products sold through a cross section of leading retailers including:
  - Macy's
  - Bloomingdale's
  - Nordstrom
  - Lord & Taylor
  - Dillard's
  - The Bon-Ton Stores
  - Saks Fifth Avenue
  - JC Penney
  - The TJX Companies
- Accounted for 79.1% of net sales in 2015

Wholesale Net Sales Breakdown (1)



CAGR: 14.9%
$1,118
$1,264
$1,488
$1,746
$1,950
26.4%
28.3%
29.4%
30.1%
30.9%
2011
2012
2013
2014
2015
Net Sales
Gross Margin

Category Overview

Outerwear

- Leading market share in multiple channels of distribution
- Key brands: Calvin Klein, Tommy Hilfiger, Levi's, Dockers, Kenneth Cole, Cole Haan and Andrew Marc



Dresses

- Year-round business and strong contributor to sales and profitability
- Key brands: Calvin Klein, Tommy Hilfiger, Eliza J, Jessica Howard and Vince Camuto



Sportswear

- Strong and growing category with most recent addition of Tommy Hilfiger license in February 2016
- Key brands: Calvin Klein, Tommy Hilfiger and Team Sports



Handbags

- Expanding door count and penetration
- Key brands: Calvin Klein, Karl Lagerfeld



1. *Reflects sales before intercompany eliminations.*

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GIII

Overview of Retail Business and Vilebrequin

Retail and Vilebrequin Description

- **Retail:** Operates 357 stores in 43 states and Puerto Rico, consisting of:
  - **Wilsons Leather (189 stores):** (substantially outlet) averaging ~3,715 sq. ft.; primarily sells men's and woman's outerwear and accessories
  - **G.H. Bass (163 stores):** (substantially outlet) averaging ~5,890 sq. ft.; offers casual and dress shoes as well as apparel in most stores
  - **Calvin Klein Performance (5 stores)**: dedicated stores offering CK active wear
- Sales under the three retail banners accounted for 21.9% of net sales in 2015
- **Vilebrequin:** 84 Company-owned stores and 67 franchise partner locations (accounted for 2.9% of net sales in 2015)
  - St. Tropez founded luxury retailer offering swimwear, ready-to-wear and accessories for men and women

Retail Banner Category Overview

Wilsons Leather

- Leading specialty retailer of quality outerwear and accessories offering a variety of designer in-season brands, special purchases and clearance items for both men and women
- Acquired in July 2008


WILSONS LEATHER

G.H. Bass

- Well known heritage brand with a hard-won reputation for quality, comfort and durability offering casual and dress shoes for men and women
- Acquired in November 2013


G.H.Bass&Co.

Calvin Klein Performance

- Global brand associated with a particular form of elegant and understated American style
- Offers contemporary, functional athletic wear for an active, multi-dimensional lifestyle
- Acquired license in November 2011


Calvin Klein

Vilebrequin

- Pre-eminent global brand offering status swimwear, resort wear and related accessories
- Distributed in over 50 countries worldwide
- Acquired in August 2012


VILEBREQUIN

9

GIII

G - III Credit Highlights

G - III Credit Highlights Broad portfolio of Company owned brands and recognized brands through exceptional relationships with licensors Proven ability to grow both existing and new categories for brands, including Calvin Klein, Tommy Hilfiger, Karl Lagerfeld and others Longstanding, mutually beneficial relationships with retail customers across a diversified distribution base Superior design, sourcing and quality control Strong historical business performance Demonstrated track record of acquiring, managing, and integrating businesses to deliver growth Conservative financial policies Experienced management team G - III Credit Highlights 1 2 3 4 5 6 7 8 10

Broad Portfolio of Recognized Brands Through Exceptional Relationships with Licensors 1 In an environment of rapidly changing consumer fashion trends, G - III benefits from a balanced mix of well - established and newer brands G - III has selectively added licensing rights to premier brands in women’s, men’s and sports categories catering to a wide range of customers Major department stores and retailers have selected G - III to design and manufacture their private label programs based on the Company’s experience in developing and acquiring licensed brands and its reputation for producing high quality, well - designed apparel G - III maintains deep and long - standing relationships with its licensors, supported by its strong product execution, sourcing expertise and ability to grow additional segments of its business Key Global Brands Licensor Since: 2005 Current Term: 2023 Categories Licensed: 10 Sales Potential: $1.5bn Licensor Since: 2005 Current Term Incl. Renewal Option: 2025 Categories Licensed: 7 Sales Potential: $1bn Licensor Since: 2015 Current Term: Perpetuity Categories Licensed: 8 Sales Potential: $500mm 11

Proven Ability to Grow Existing and New Categories 2 2011 – 2015 Net Sales Breakdown $572 $667 $242 $95 $414 $192 $412 $657 $247 $439 $170 $581 $1,231 $2,344 2011 Outerwear Sportswear & Other Dresses Retail 2015 Outerwear Sportswear & Other Dresses Retail Outerwear 46% Sportswear & Other 20% Dresses 20% Retail 14% 2011 Net Sales Mix 2015 Net Sales Mix Through both acquisitions and the expansion of licensing partnerships, G - III has created a unique and diversified portfolio of products Net Sales: $1,231mm Net Sales: $2,344mm Outerwear 28% Sportswear & Other 27% Dresses 22% Retail 23% 12

Calvin Klein Case Study: Tremendous Execution Over 10+ Years 2 2004 – 2016E Calvin Klein Sales and License Agreements ($ in millions) $35 ~$ 1,000 2004 2016E Outerwear 2005 Suits Sept. 2005 Swimwear April 2013 Dresses Aug. 2006 Performance Dec. 2007 Sportswear Aug. 2008 Handbags, Cold Weather Acc. & Luggage May 2010 Impressive growth from scaling existing category licenses and successfully implementing new category licenses 13

Longstanding, Mutually Beneficial Customer Relationships Across a Diversified Distribution Base Penetration of multiple consumer demographic s egments , price p oints and distribution c hannels with products sold to ~2,800 customers Aspirational / Luxury Department Stores Online Media / Television Mass / Club Licensor - Owned Acquisition of DKI introduces new relationships with other higher end department stores in the U.S. and internationally: 3 In addition, G - III will expand DKI in department stores with its extensive r elationships and business Off - Price Mid - Tier 14

Superior Design, Sourcing and Quality Control Sourcing Control Quality Control Superior Design I n - house design and merchandising team designs substantially all of licensed, proprietary and private label products Designers work collaboratively with licensors and private label customers to create designs and styles that represent the look they want Donna Karan acquisition will add further experienced design capability Network of worldwide suppliers that allows G - III to negotiate competitive terms without relying on any single vendor Vilebrequin extended sourcing resources in Europe as it relies on two manufacturers for the majority of its product Significant customer following and superior reputation in the industry as a result of design capabilities, sourcing expertise, on - time delivery and high standards of quality control Quality control team and a sourcing group of ~350 personnel in Asia to ensure the quality of products 4 15

$38 $37 $62 $103 $92 $114 $146 $187 $210 $203 7.3% 5.1% 7.7% 9.7% 7.5% 8.1% 8.5% 8.8% 9.0% 8.2% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016E Strong Historical Business Performance Net Sales ($ in millions) 5 Adjusted EBITDA and Margin ($ in millions) -- 37.1% 12.6% 32.8% 15.8% 13.7% 22.8% 23.2% 10.7% 5.8% % Growth (Net Sales) $519 $711 $801 $1,063 $1,231 $1,400 $1,718 $2,117 $2,344 $2,480 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016E % GM 26.9% 28.2% 33.3% 33.0% 30.1% 32.3% 34.0% 35.8% 35.8% -- ___________________________ Note: 2016E figures reflect midpoint of public guidance. 16

6 Demonstrated Track Record of Acquiring, Managing and Integrating Businesses 2005 2008 2007 2015 2012 2014 2016 Joint Venture Eight acquisitions, and one joint venture, over the last eleven years – successful in broadening via product offerings, geographic reach and channel diversification Acquired both brands in May 2007 Acquired in February 2008 Acquired in July 2008 Acquired in August 2012 Acquired in November 2013 Announced acquisition in July 2016 Entered into a joint venture; acquired 49% ownership in the North American JV for consumer products and apparel (June 2015) Expanded partnership through the acquisition of a ~19% minority interest in the parent entity (February 2016) Acquired Licenses: 17

Demonstrated Track Record of Acquiring, Managing and Integrating Businesses (cont’d) 6 x Adding new categories and brands to diversify G - III’s portfolio is at the heart of its growth strategy G - III has grown from $1.4 billion to $2.5 billion in global sales over the past 5 years and DKI will be a significant driver of future growth x Prior actions at DKI have repositioned the brand for future growth , creating stronger foundation from which to grow and expand margins Poor performing stores closed and distribution to off - price and club channels significantly reduced LVMH undertook a significant restructuring in 2015 / 2016 and incurred related costs x Strong track record of developing new growth opportunities in well - recognized brands Built Calvin Klein Women’s to a $1 billion business Successfully launched Karl Lagerfeld and introduced Tommy Hilfiger women’s product in the U.S. Recently expanded license for Tommy Hilfiger includes women’s sportswear, suit separates, performance and denim in the U.S. and Canada x Demonstrated ability to grow and diversify businesses across categories Wholesale business continues to perform well Strong infrastructure for apparel, handbags and shoes Launched ecommerce initiative across multiple brands 18

Conservative Financial Policies G - III has maintained a conservative financial policy Prudent in its capital distributions to shareholders Policy of retaining earnings to finance growth and development of its business; has yet to pay cash dividends Historically put cash towards growth as opposed to share repurchase; only $2.9mm of shares repurchased since 2006 (1) Following the transaction, the Company intends to focus on delevering 7 Historical Total Debt / Adjusted EBITDA __________________________ 1. $2.9mm repurchased in 2011. 0.3x 0.3x 0.8x 0.0x 0.0x 0.3x 0.7x 0.5x 0.0x 0.0x 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 19

8 Experienced Management Team

The G-III senior management team has an exceptional track record

- Demonstrated performance through industry cycles
- Proven track record of delivering strong operating performance through brand-building initiatives and achieving cost savings through increased productivity
- Successful at acquiring and integrating companies / brands including Calvin Klein and Tommy Hilfiger

Name / Title	Years at G-III	Background
Morris Goldfarb *Chief Executive Officer, President and Chairman of the Board*	42	• Executive officer since the formation of the Company in 1974 • Currently Director of Fashion Institute of Technology and Baker Retailing Center at the Wharton School of the University of Pennsylvania • Previously Director of RLJ Entertainment, Oppenheimer Holdings, Black Ridge Oil & Gas, Christopher & Banks, Grand Casinos and founder of Panasia Bank
Sammy Aaron *Vice Chairman, CEO of Calvin Klein Division*	11	• Vice Chairman and executive officer since 2005 • Oversees the majority of product throughout various divisions of G-III; previously President of J. Percy for Marvin Richards from 1998 to July 2005 • Member of the Board of Governors of the YMA Fashion Scholarship Fund • Over 25 years of experience and expertise in the apparel industry
Wayne Miller *Chief Operating Officer*	18	• Appointed COO in December 2003 • Previously served as CFO from April 1998 until September 2005 • Serves as a Director of CaringKind, a charitable organization that is the leading expert on Alzheimer's and dementia care • Began his career with Ernst & Young and has held various senior level executive and financial positions in the apparel industry
Neal Nackman *Chief Financial Officer*	13	• Appointed CFO in September 2005; also serves as Principal Accounting Officer • Has served as Treasurer of G-III Apparel Group since April 2006; prior to that served as VP of Finance at G-III from December 2004 until April 2006 • Also served as CFO of Perry Ellis International, Inc, VP of Finance of Nautica Enterprises, Inc, and was a Partner with the accounting firm of Grant Thornton LLC
Jeff Goldfarb *Executive Vice President*	14	• Appointed Executive Vice President in June 2016 • Previously served as Director of Strategic Planning since 2004 • Member of the Board of Overseers and a member of the Advisory Board of the Fashion Arts Media and Entertainment Law Center (FAME) at the Benjamin N. Cardozo School of Law; also a licensed attorney • Serves as a director of Fashion Delivers Charitable Foundation

20

GIII

Strategic Rationale

Own a powerful iconic global brand Leverage sourcing and supply chain experience to grow brands via category expansion as a best - in - class U.S. wholesaler Considerable growth opportunities across channels and categories, both in the U.S. and key markets worldwide Significant operating margin opportunities at DKI; expected to be accretive to earnings in year 2 Strategic Rationale Strategic Rationale 1 2 3 4 Fits squarely into G - III’s stated strategy to diversify and expand its business to further drive long - term shareholder value 21

1 DKI is a Powerful Iconic Global Brand

- **Donna Karan International has a stable of one of the world's most iconic portfolios of fashion brands, including Donna Karan, DKNY and DKNY Jeans**
  - Designs, sources, markets, retails, and distributes collections of women's and men's clothing, sportswear, accessories and shoes under the Donna Karan and DKNY brand names
  - DKNY will generate ~$300 million in total sales in 2016; reduced from over ~$500 million in total sales in 2015
- **Operates three segments:**
  - **Wholesale (53% of 2016E Net Sales):** Maintains partnerships with Neiman Marcus, Bloomingdale's, Nordstrom, Lord & Taylor, Saks Fifth Avenue, Harrods and Harvey Nichols, as well as best-in-class international distributors
  - **Retail (35% of 2016E Net Sales):** By year end 2016E, will operate approximately 45 stores, primarily outlets
  - **Royalties (12% of 2016E Net Sales):** Strong relationships with category leading license partners, including Estée Lauder, Fossil, Hanes and Luxottica


DIKNEE
DIKNY
DINKI


DAZED
KIDS
NEW
YORK

22

GIII

DKI is at a Key Inflection Point 1 In September 2014, LVMH announced the appointment of Caroline Brown, former President of Carolina Herrera, effective January 2015 In June 2015, Donna Karan stepped down from her role as Chief Designer and Dao - Yi Chow and Maxwell Osborne of the Public School label were named Donna Karan NY Creative Directors LVMH took significant steps to reposition and elevate the brand and meaningfully reduce overhead costs Wholesale Exited the Donna Karan Collection, DKNY Jeans and DKNYC lines (~$160mm of revenues) Significantly reduced distribution by reducing or eliminating sales to off - price and club accounts Company initiatives to elevate the DKNY brand (i.e. less logo product) also impacted sales and distribution Retail Closed approximately 15 stores since 2014, many of which were unprofitable Weak outlet performance sector wide exacerbated by need to clear aged inventory and new product being introduced Licensing Although strong license relationships remain, royalty revenues have decreased due to terminated license agreements and underperformance of certain licensees due to both company - specific and sector trends Over the last two years, DKI has undergone a significant restructuring and repositioning 23

Leverage Sourcing and Supply Chain Experience to Grow via Category Expansion as a Best - in - Class U.S. Wholesaler 2 Calvin Klein Sales $35 ~$ 1,000 2004 2016E G - III has grown from $1.4 billion to $2.5 billion in global sales over the past 5 years and DKI will be a significant driver in future growth. Adding new categories and brands to diversify our portfolio is at the heart of our growth strategy ’04 - ’16E CAGR: 32% Tommy Hilfiger Categories Karl Lagerfeld Categories Shoes Sportswear Dresses Handbags Outerwear Suits Activewear Dresses Suits Performance Denim Luggage Sportswear Outerwear ($ in millions) 24

Considerable Growth Opportunities 3 x Addition of DKI enables meaningful expansion of wholesale category Significant growth opportunity in North America and around the world Plays to operating strengths of design, sourcing and distribution DKNY alone has the potential to be a billion dollar brand, in addition to the relaunch of Donna Karan Collection, DKNY Jeans and associated licensing revenues x DKI adds scale, diversification and incremental growth M eaningful sales growth expected across categories, including Sportswear, Jeans and Footwear Ability to capitalize on significant, untapped global licensing potential in several Men’s categories, as well as Home and Jewelry x Strengthens online retail channels and brick - and - mortar stores with clear opportunities to: Focus and enhance the Donna Karan and DKNY websites Prudently expand retail stores over the long - term, including through conversion of stores within the existing retail base Capitalize on industry relationships to ensure premium product placements in stores nationwide x Build upon existing G - III sourcing and supply chain organizations to effectively build new categories x Best - in - class relationships with existing manufacturing partners will ensure best prices, quality and delivery 25

Significant Operating Margin Opportunities at DKI 4 Expected to be one of the highest margin businesses in the G - III wholesale portfolio Majority of improvement from growing both U.S. and international wholesale businesses to scale Improvement in retail store profitability of go forward outlet and full price locations Continued growth of existing royalties and introduction of new royalty income streams Leverage corporate overhead expenses which are sufficient to support growth in the business 26

($10) $55 $105 2017E 2018E 2019E ($ in millions) (3% ) 10% 14% % Margin Preliminary DKI Financial Targets $325 $550 $750 2017E 2018E 2019E ($ in millions) Total Revenues (1) (2) Operating Income (1) ___________________________ Note: Assumes February 1, 2017 transaction close. 1. Reflects fiscal year ending January 31 of the following year. 2. Includes royalty revenues. G - III has developed financial targets for DKI based on extensive due diligence and a bottoms - up approach to the DKI operating model 8% 69% 36% % Growth 27

Financial Overview

G - III: Summary Historical Financials ___________________________ Source: Company filings. Note: 2016E figures reflect midpoint of public guidance. Historical Net Sales $17 $12 $29 $43 $42 1.4% 0.8% 1.7% 2.0% 1.8% 2011 2012 2013 2014 2015 Capex % of Sales Historical Capital Expenditures $75 $102 $117 $144 $168 81.2% 89.8% 80.0% 77.2% 79.9% 2011 2012 2013 2014 2015 Cash Flow % Conversion Historical Cash Flow (Adj. EBITDA less Capex) $92 $114 $146 $187 $210 $203 7.5% 8.1% 8.5% 8.8% 9.0% 8.2% 2011 2012 2013 2014 2015 2016E EBITDA Margin Historical Adj. EBITDA ($ in millions) ($ in millions) ($ in millions) ($ in millions) 15.8% 13.7% 22.8% 23.2% 10.7% 5.8% % Growth (10.0%) 23.3% 28.6% 27.4% 12.6% ( 3.6%) % Growth $1,231 $1,400 $1,718 $2,117 $2,344 $2,480 2011 2012 2013 2014 2015 2016E 28

G - III: Performance Update Key Commentary Financial Summary Total net sales decreased $32mm, or 6.7%, in Q2 2016 as compared to Q2 2015 Decline largely a result of weakness in wholesale outerwear and retail sales, partially offset by strength in non - outerwear sales Retail underperformed in Q2 2016, with declines in Wilsons Leather, G.H. Bass and Vilebrequin sales as compared to Q2 2015 driven by decreased traffic as a result of lagging tourism and overall retail softness Tommy Hilfiger and Karl Lagerfeld tracking above plan Incurred $3mm of professional fees in connection with the pending acquisition Adjusted EBITDA decreased $21mm to $6mm in Q2 2016 Decline largely a result of retail underperformance ($ in millions) Three Months Ended July 31, Twelve Months Ended July 31, 2015 2016 2015 2016 Net Sales $474 $442 $2,234 $2,337 % Growth 11.8% (6.7%) 15.6% 4.6% Gross Profit 168 156 802 837 % Margin 35.5% 35.2% 35.9% 35.8% Operating Profit 21 (5) 182 152 % Margin 4.4% (1.2%) 8.2% 6.5% Adjusted EBIT 21 (2) 183 156 % Margin 4.4% (0.4%) 8.2% 6.7% D&A 6 8 23 29 % of Net Sales 1.2% 1.7% 1.0% 1.2% Adjusted EBITDA $27 $6 $206 $185 % Margin 5.7% 1.3% 9.2% 7.9% 29

G - III: Outlook Key Commentary During Q2 2016, started shipping several categories of Tommy Hilfiger product that will make a meaningful contribution in 2H 2016 S trong bookings for Spring Expanding distribution to wider base of customers and will see more growth, stronger average price points and better margins moving forward Consistently strong track record in women's apparel with Calvin Klein Growing o pportunity in Calvin Klein women’s apparel and accessories remains strong with the expectation of ~$1 billion in sales of product in 2016 Continuing to evaluate existing real estate locations; 100 retail leases coming due in 2017 and 2018 Q3 2016 Expected: Double - digit percentage decrease in sales of outerwear products Non - outerwear sales growth remains strong and expected to increase ~20% Low single - digit comp increase at G.H. Bass vs. +4.2% comp in the prior year period Mid single - digit decrease at Wilsons Leather vs. (11.8%) comp in the prior year period Q4 2016 Expected: Improvement to mid single - digits comps for both G.H. Bass and Wilsons Leather vs. 8.0% and (12.4%) comp in the prior year period, respectively Full Year Expected: High single - digit decline in outerwear 30

G - III Credit Highlights Broad portfolio of Company owned brands and recognized brands through exceptional relationships with licensors Proven ability to grow both existing and new categories for brands, including Calvin Klein, Tommy Hilfiger, Karl Lagerfeld and others Longstanding, mutually beneficial relationships with retail customers across a diversified distribution base Superior design, sourcing and quality control Strong historical business performance Demonstrated track record of acquiring, managing, and integrating businesses to deliver growth Conservative financial policies Experienced management team G - III Credit Highlights 1 2 3 4 5 6 7 8 31

Syndication Overview

Indicative Terms – Senior Secured Term Loan Borrower: G - III Apparel Group, Ltd. (the “Borrower”) Facility Description: $350 million Senior Secured Term Loan Incremental Facilities : $175 million plus an unlimited amount up to 3.25x 1st - Lien Net Leverage subject to 50 bps MFN for 12 months Maturity: 6 years Amortization: 1.0% per annum Security: First priority lien on (x) equity interests of each restricted subsidiary of the Borrower, subject to customary limitations o n e quity of foreign subsidiaries and (y) substantially all non - ABL assets of the Borrower and Guarantors (subject to customary exclusions); second - priority lien on a ll ABL assets of the Borrower and Guarantors Guarantees: The Borrower and each existing and future wholly - owned domestic subsidiary of the Borrower, subject to certain exceptions Optional Prepayments: 101 soft call for 6 months Mandatory Prepayments: ● 100% of debt issuances, excluding permitted debt (other than refinancing debt), to be defined ● 100% of net asset sales proceeds and net insurance proceeds in excess of an annual amount to be agreed, subject to reinvestme nt period ● 50% ECF sweep stepping down to 25% and 0% at 3.25x and 2.75x Senior Secured Net Leverage Financial Covenants: First - Lien Net Debt / EBITDA Negative Covenants: Usual and customary for transactions of this type, including but not limited to restrictions on indebtedness, liens, restrict ed payments, investments and prepayments of junior debt Indicative Terms for Senior Secured Term Loan 32

Existing and Proposed Terms - ABL Revolver

Indicative Terms for Senior Secured ABL Credit Facility

	Existing terms and conditions	Proposed terms and conditions
Borrowers:	G-III Leather Fashions, Inc. and certain subsidiaries of G-III Apparel Group, LTD. ("Holdings")	All Borrowers under existing with ability to add TBD others (including ability to add foreign subsidiaries)
Guarantors:	Holdings, the Borrowers and all existing and future, direct or indirect, wholly-owned domestic subsidiaries (other than certain excluded subsidiaries)	Holdings, the Borrowers and all existing and future, direct or indirect, wholly-owned domestic restricted subsidiaries (other than certain excluded subsidiaries)
Facility Description:	$450 million Senior Secured Asset Based Revolving Credit Facility ("ABL")	$650 million Senior Secured Asset Based Revolving Credit Facility ("ABL")
Security:	First lien on all assets; stock pledge of subsidiaries (subject to customary exceptions)	First priority lien on current assets including cash, credit card receivables, accounts receivable and inventory; second priority lien on non current assets including stock pledge of subsidiaries (subject to customary exceptions)
Incremental:	Up to $550 million in aggregate commitments under the ABL	Up to $750 million in aggregate commitments under the ABL
Maturity:	August 2017	5 years
Drawn pricing:	Availability-based: • L + 150.0 bps if Excess Availability ≥ 66.67%; • L + 175.0 bps if Excess Availability is < 66.67% but > 33.33%; and • L + 200.0 bps if Excess Availability ≤ 33.33%	Availability-based: (locked at L + 150.0 bps for one full quarter post closing) • L + 125.0 bps if Excess Availability ≥ 66.67%; • L + 150.0 bps if Excess Availability is < 66.67% but > 33.33%; and • L + 175.0 bps if Excess Availability ≤ 33.33% (Drawn pricing subject to 12.5 bps reduction so long as the Total Net Leverage Ratio <2.00x)
Undrawn pricing:	Average Utilization based: • 25.0 bps if Average Utilization > 50.00%; • 37.5 bps Average Utilization ≤ 50.00%	25.0 bps
Upfront Fees [(1)]:	N/A	37.5 bps
L/C sublimit:	$100 million (commercial) / $10 million (standby's)	$100 million

1. *Paid upon allocation.*

33

GIII

Existing and Proposed Terms - ABL Revolver (cont'd)

Indicative Terms for Senior Secured ABL Credit Facility

	Existing terms and conditions	Proposed terms and conditions
Borrowing Base:	• 85% of Eligible Accounts Receivable; plus • Lesser of (i) 65% of the lower of cost or market and (ii) 85% of NOLV of Eligible Wholesale Inventory; plus • Lesser of (i) 70% of the lower of cost or market and (ii) 85% of NOLV of Eligible Retail Inventory; plus • Royalty reserves; plus • 100% of eligible cash; less • Customary reserves Wholesale Inventory + Retail Inventory – Royalty Reserves capped at 50% of the Aggregate Revolving Commitments	• 90% of Eligible Credit Card Receivables; plus • 85% of Eligible Accounts Receivable; plus • Lesser of (i) 70% of cost and (ii) 85% of NOLV of Eligible Wholesale Inventory (wholesale inventory uncapped, "in-transit" capped at 15% of the Borrowing Base); plus • 90% of NOLV of Eligible Retail Inventory (92.5% for 4 month period each year); plus • 100% of Eligible Cash; less • Customary Reserves
Financial covenant:	Springing minimum FCC of 1.10x if Excess Availability is less than the greater of (i) 12.5% of the Maximum Borrowing Amount and (ii) $47.25 million	Springing minimum FCC of 1.0x if Excess Availability is less than the greater of (i) 10% of the Maximum Borrowing Amount and (ii) $52.5 million
Cash dominion:	Springing when Excess Availability is less than the greater of (i) 15.0% of the Maximum Borrowing Amount and (ii) $56.25 million	Springing when Excess Availability is less than the greater of (i) 12.5% of the Maximum Borrowing Amount and (ii) $65.0 million
Payment Conditions:	Unlimited subject to PF FCC 1.15x and PF Excess Availability to be equal or excess of the greater of (i) 17.5% of the Maximum Borrowing Amount and (ii) $65.25 (or in case of investments, PF Excess Availability to be equal to or exceed the greater of (i) 12.5% of Maximum Borrowing Amount and (ii) $47.25 million)	Unlimited subject to (a) PF FCC of 1.1x and PF Excess Availability in excess of the greater of (i) 15% of the Maximum Borrowing Amount and (ii) $77.5 million; or (b) PF Excess Availability in excess of the greater of (i) 22.5% of the Maximum Borrowing Amount and (ii) $112.5 million (or in the case of permitted acquisitions, investments and incurrence of indebtedness, the greater of (i) 20% of Maximum Borrowing Amount and (ii) $100.0 million)
Inventory Appraisals :	Prior to closing; One per year if Seasonal Supplement Amount is greater than $0 at any time; thereafter, one per year if inventory reliance exists for 6 or more months during the year; unlimited during EOD or when Excess Availability is less than the greater of (i) $56.25 million and (ii) 15% of the Maximum Borrowing Amount	One per year, springing to two when Excess Availability is less than the greater of (1)$75 million and (ii) 15% of the Maximum Borrowing Amount, springs to unlimited during EOD. None required if no inventory reliance for preceding 12 months
Field Exams:	Prior to closing; One per year when Excess Availability is at least the greater of (i) $56.25 million and (ii) 15% of the Maximum Borrowing Amount; Two per year when Excess Availability falls below the greater of (i) $56.25 million and (ii) 15% of the Maximum Borrowing Amount; Unlimited during EOD	One per year, springing to two when Excess Availability is less than the greater of (1)$75 million and (ii) 15% of the Maximum Borrowing Amount, springs to unlimited during EOD. None required if no borrowings under ABL and letter of credit usage is less than $45 million for preceding 12 months
Reporting:	Monthly borrowing base springing to weekly if when Excess Availability is less than the greater of (i) 15% of the Maximum Borrowing Amount and (ii) $56.25 million	Monthly Borrowing Base Certificates, springing to weekly when Excess Availability is less than the greater of (i) 12.5% of the Maximum Borrowing Amount and (ii) $65.0 million

34

Organizational Chart G - III Apparel Group, Ltd. (Borrower under the Term Loan and Guarantor under the ABL) Certain Operating Subsidiaries (Borrowers under the ABL and Guarantors under the TL) New Term Loan G - III Leather Fashions, Inc. (Borrower under the ABL and Guarantor under the TL) Foreign Subsidiaries (Non - guarantors) New ABL Revolver ___________________________ Note: G - III Leather Fashions, Inc. and G - III Apparel Group, Ltd will be co - borrowers under the New Jr. Secured LVHM Seller Note. 35

Syndication Timeline Date Key Syndication Events 9/16 Bank Meeting 9/30 ABL and Term Loan commitments due 2H 2016 Transaction close and fund Market Holiday September 2016 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Key Syndication Date October 2016 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 36

Appendix

G - III: Historical Adjusted EBITDA Reconciliation Historical Adjusted EBITDA Reconciliation ___________________________ 1. Acquisition expenses reflect expenses associated with the G.H. Bass and Donna Karan acquisitions in the 2013 and LTM Q2 2016 per iods, respectively. ($ in millions) LTM Q2 2013 2014 2015 2016 Net Income $77 $110 $114 $97 Other Income - (11) (1) (1) Acquisition Expense (1) 1 - - 3 Depreciation and Amortization 14 20 25 29 Interest and Financing Charges, Net 9 8 7 7 Income Tax Expense 46 59 65 51 Adjusted EBITDA $146 $187 $210 $185 37